EXHIBIT 107

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Common Share		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (1)	457(r)		(2)		(2)		(2)		(2)		(2)

(1)	The common shares may be represented by American Depositary Shares, each representing one common share, evidenced by American Depository Receipts, to be issued upon deposit of the common shares registered pursuant to this registration statement. Any such American Depositary Shares have been registered pursuant to a separate registration statement on Form F-6 (file No. 333- 219600) filed on August 1, 2017, as amended from time to time, [and on Form F-6 (file No. 333-___ ) filed on [date], 2022], or will be registered pursuant to a further registration statement on Form F-6.

(2)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).